UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2018 (May 7, 2018)

Phibro Animal Health Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	01-36410	13-1840497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre East, 3rd Floor

300 Frank W. Burr Boulevard, Suite 21

Teaneck, New Jersey 07666-6712

(Address of Principal Executive Offices, including Zip Code)

(201) 329-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 7, 2018, the Compensation Committee of the Board of Directors of Phibro Animal Health Corporation (the “Company”) approved the grant of an aggregate of 250,000 restricted stock units (“RSUs”) to Larry Miller, the Company’s Chief Operating Officer, pursuant to the Company’s 2008 Incentive Plan.

Eighty percent of the RSUs granted to Mr. Miller are subject to performance-based vesting (the “Performance-Based RSUs”). The Performance-Based RSUs will vest on December 31, 2020 in increments from 0% to 100% based on the 90-day average of the Company’s stock price from $0 to $80 ending on December 31, 2020, so long as Mr. Miller’s employment has not been terminated prior to such date; provided that if Mr. Miller’s employment is terminated by the Company without cause or by Mr. Miller with good reason (each, a “Qualifying Termination”), the Performance-Based RSUs will vest based on the 90-day average of the Company’s stock price ending on a date selected by Mr. Miller during the period beginning on the date of termination and ending on the first to occur of (i) December 31, 2020, (ii) the first anniversary of the date of termination and (iii) March 15th of the year following the date of termination.

Twenty percent of the RSUs granted to Mr. Miller are subject to time-based vesting (the “Time-Based RSUs”). All of the Time-Based RSUs will vest on December 31, 2020, so long as Mr. Miller’s employment has not been terminated prior to such date; provided that the Time-Based RSUs will fully vest on an earlier Qualifying Termination.

In the event of a Change in Control of the Company, following which either (i) 100% of the Company’s shares of stock cease to be traded on a nationally recognized stock exchange and the Company is no longer listed on any such exchange or (ii) a Qualifying Termination occurs with twelve (12) months, all unvested RSUs will immediately vest in full.

Each RSU entitles Mr. Miller to receive one share of common stock of the Company 30 days after vesting, unless the distribution would be made during a trading blackout period imposed by the Company, in which case the distribution will be made on the earlier of (i) the date that Mr. Miller is not subject to such blackout period and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made.

The foregoing summary is qualified in its entirety by reference to the full text of the Restricted Stock Unit Award Agreement, a form of which is attached hereto as Exhibit 10.2, and which is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

See Item 1.01 Entry into a Material Definitive Agreement above with respect to RSUs granted to Larry Miller.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

10.1

Phibro Animal Health Corporation 2008 Incentive Plan (Incorporated by reference from Exhibit 99.1 of Phibro Animal Health Corporation’s Registration Statement on S-8, filed with the Securities and Exchange Commission on September 18, 2014)

10.2	Form of Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHIBRO ANIMAL HEALTH CORPORATION Registrant

Date: May 7, 2018

	By:	/s/ Thomas G. Dagger
	Name:	Thomas G. Dagger
	Title:	Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Phibro Animal Health Corporation 2008 Incentive Plan (Incorporated by reference from Exhibit 99.1 of Phibro Animal Health Corporation’s Registration Statement on S-8, filed with the Securities and Exchange Commission on September 18, 2014)

10.2	Form of Restricted Stock Unit Award Agreement